UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report
May 15, 2006

(Date of earliest event reported)
BFC Financial Corporation

(Exact name of registrant as specified in its Charter)

Florida	333-72213	59-2022148

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
(954) 940-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 15, 2006, Glen R. Gilbert, Executive Vice President and Chief Financial Officer of BFC Financial Corporation (“BFC”) entered into a Rule 10b5-1 trading plan. The plan provides for the sale by the plan’s agent of up to 20,000 shares of BFC Class A Common Stock per month for a maximum of 114,902 shares. Sales will be made if the Class A Common Stock trades above certain specified minimum prices. The shares being sold will be obtained by a simultaneous exercise of options to acquire Class B Common Stock and the conversion of the shares received to Class A Common Stock. Mr. Gilbert will have no control over the timing of any sales under the plan. The plan takes effect on May 25, 2006 and expires May 14, 2008.
The plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and BFC’s insider trading policies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
By:	/s/ GLEN R. GILBERT
Glen R. Gilbert
Executive Vice President - Chief Financial Officer

Dated: May 15, 2006

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